Exhibit 99.1 INTRODUCING THE NEW VICON - Annual Shareholders Meeting, September 21, 2015 Eric Fullerton CEO

Megatrends Innovation Siliconization Consolidation Analytics FACTORS IMPACTING TODAY’S SECURITY INDUSTRY

Mission, Vision & Values Vicon will deliver open and innovative video products and solutions, while providing an unprecedented customer experience. Vicon will enable video to become the most valuable digital resource to our customers’ and partners’ business solutions Customer, Integrity, Passion, Innovation, Team VISION MISSION VALUES

G&A • Completion of merger transaction • Development of restructuring operating plan deliverables • Integration of IQinVision operating system and financial operations into Vicon. • Sale of the Company’s headquarters facility and new facility • Implementation of a global IT systems consolidation and standardization plan.

Operations • Established comprehensive cost reduction plan. • Transitioned the Warehouse, Inspection and Test/Configuration Operation to NY. • Merged the Technical Services, Purchasing Teams. • Completed the Contract Manufacturing evaluation. • Began Vicon OEM transition to IQ MX series • Eliminate Excess IQ inventory • Embarked on fully outsourcing all manufacturing

R&D • Integration of product families between IQeye and Vicon by rationalizing SKUs, adding features, improving image quality and supporting integration with 3rd party applications • Developed viable product strategy to support future technology development for branded and OEM products • Uncovered half developed IQ Analytics that could be completed and marketed • Stabilized existing VMS (ViconNet) to a degree that system sales in North America could start growing again • Put solid plan together for next generation VMS development and started delivering to milestones

Sales • Reformatted field sales team to support both Vicon and IQ business • Restructured EMEA while maintaining revenue levels • Merged IQ/Vicon customer base into one operating system • Introduced the new Vicon to IQ accounts • Integrated inside sales and operations • New distribution-focused Channel Partner Program launched • Stabilized critical OEM Business

Marketing • Branding – Vicon and IQ Eye –The New Vicon! • Launched New Vicon concept and released thought leadership White Paper on emergence of Standards Based Open Platform • Developed interim strategic focus on ease of use and interoperability • Long term strategy is to deliver Business Intelligence applications in vertical markets on top of Video Platform • Launched several product updates to improve both ViconNet and IQ Eye cameras • Launched Access Control OEM product line

Complete Video Solutions

ViconNet VMS Software

3 Tiered Levels: JUMP, ZONE and PEAK



HDExpress NVR

Plug-and-play NVR for HD cameras



ViconNet NVRs

NVRs preloaded with ViconNet software



Hybrid DVRs



Kollector Strike
Kollector Force

Encoders



16-Channel H.264 Encoder

IQeye Cameras



Full line of Megapixel Cameras

VAX Access Control

IP-based Access



Professional Services

Pre-Configuration
Field Engineering
Training



Teamwork Empowerment SUCCESS

9

IQeye Camera Line Overview

Standard Cameras | Bullet Camera | Dome Cameras



	Sentinel	7 Series	3 Series	R5 Series	Alliance-mx	Alliance-mini
12 MP	IQ8712NE					
5 MP	IQ865NE	IQ765NI			IQM55NR	IQD55NV
3 MP	IQ863WE	IQ763WI		IQR53NR	IQM53WR	IQD53WV
2 MP HD1080p	IQ862WE	IQ762WI	IQ032SI	IQR52NR	IQM52WR	IQD52WV
1MP HD720p	IQ861WE	IQ761WI	IQ031SI	IQR51NR	IQM51WR	IQD51WV
VGA SD480p			IQ030SI			

Teamwork Empowerment SUCCESS
VICON

Financial Results Three Months Ended June 30, Nine Months Ended June 30, 2015 2014 2015 2014 Net Sales $11,701,000 $9,256,000 $32,147,000 $24,402,000 Gross Profit $4,684,000 $3,354,000 $12,359,000 $8,971,000 GP% 40.0% 36.2% 38.4% 36.8% Operating Expense $5,484,000 $4,720,000 $16,972,000 $13,802,000 Net Loss $800,000 $1,370,000 $4,751,000 $4,843,000

Thank You!

TEAM WORK POWERS THE TEAM ECOSYSTEM